Exhibit 99.1

news release

For Immediate Release

Contacts:

Investors:	Media:
Jean Suzuki	Brunswick Group
Investor Relations	Steve Lipin/Cindy Leggett-Flynn
(650) 454-2648	(212) 333-3810
jean.suzuki@facetbiotech.com

MacKenzie Partners

Dan Burch/Larry Dennedy

(800) 322-2885

FACET BIOTECH ADVISES STOCKHOLDERS TO TAKE NO ACTION

IN RESPONSE TO BIOGEN IDEC’S OFFER

Redwood City, Calif., September 21, 2009 — The board of directors of Facet Biotech Corporation (Nasdaq: FACT) today recommended that Facet Biotech’s stockholders take no action at this time in response to the announcement by Biogen Idec Inc. (Nasdaq: BIIB) that it has made an unsolicited conditional tender offer to acquire all of Facet Biotech’s outstanding shares of common stock for $14.50 per share in cash.

Consistent with its fiduciary duties and in consultation with its independent financial and legal advisors, Facet Biotech’s board will review and consider Biogen Idec’s offer, and within 10 business days, will advise Facet Biotech’s stockholders of the board’s position regarding the offer as well as its reasons for that position.

As the rules governing these situations restrict Facet Biotech’s communications with stockholders until a formal, detailed response is filed, Facet Biotech will not be participating in the UBS Global Life Sciences Conference in New York on Wednesday, September 23, 2009.

Centerview Partners LLC is acting as financial advisor to Facet Biotech and Simpson Thacher & Bartlett LLP is acting as legal advisor.

About Facet Biotech

Facet Biotech is a biotechnology company dedicated to advancing its pipeline of five clinical-stage products, leveraging its research and development capabilities to identify and develop new oncology drugs and applying its proprietary next-generation protein engineering technologies to potentially improve the clinical performance of protein therapeutics. Facet Biotech Corporation launched in December 2008 as a spin-off from PDL BioPharma, Inc.

NOTE: Facet Biotech and the Facet Biotech logo are considered trademarks of Facet Biotech Corporation.

Note to Security Holders

Investors are urged to read Facet Biotech’s Solicitation/Recommendation Statement on Schedule 14D-9 when it become available as it will contain important information. Security holders may obtain a free copy of the Solicitation/Recommendation Statement (when it becomes available), as well as any other public filings made from time to time by Facet Biotech with the U.S. Securities and Exchange Commission in connection with the tender offer by Biogen Idec Inc., free of charge at the SEC’s website at www.sec.gov or from Facet Biotech at www.facetbiotech.com.

Forward-looking Statements

This press release contains forward-looking statements of Facet Biotech that are not historical facts.  These forward-looking statements may be identified by words such as “anticipate,” “expect,” “suggest,” “plan,” “believe,” “intend,” “estimate,” “target,” “project,” “could,” “should,” “may,” “will,” “would,” “continue,” “forecast,” and other similar expressions.  Each of these forward-looking statements involves risks and uncertainties.  Actual results may differ materially from those, express or implied, in these forward-looking statements.  Various factors may cause differences between current expectations and actual results, including risks and uncertainties associated with Biogen Idec’s tender offer.  Other factors that may cause Facet Biotech’s actual results to differ materially from those expressed or implied in the forward-looking statements in this press release are discussed in Facet Biotech’s filings with the Securities and Exchange Commission (SEC), including the “Risk Factors” sections of the Company’s periodic reports on Form 10-K and Form 10-Q filed with the SEC. Copies of Facet Biotech’s filings with the SEC may be obtained at the “Investors” section of Facet Biotech’s website at www.facetbiotech.com. Facet Biotech’s expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Facet Biotech’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based for any reason, except as required by law, even as new information becomes available or other events occur in the future. All forward-looking statements in this press release are qualified in their entirety by this cautionary statement.